Exhibit 99.1

Ginkgo Bioworks to Go Public with Over $1.6 Billion in Proceeds

Soaring Eagle Shareholder Approval Obtained, Closing Scheduled for September 16, 2021

Ginkgo Set to Begin Trading under NYSE: DNA on September 17, 2021

•	$1.633 billion in proceeds from the business combination represents the largest-ever biotechnology go-public transaction.

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Investors were led by Baillie Gifford, Putnam Investments, and funds and accounts managed by Counterpoint Global (Morgan Stanley Investment Management). Additional investors included ARK Investment Management LLC, ArrowMark Partners, Bain Capital Public Equity, Cascade Investment, Casdin Capital, Franklin Advisers, T. Rowe Price, and Viking Global Investors.

•	Business combination with Ginkgo approved by Soaring Eagle shareholders with 75% of shareholders participating in the vote and 97% voting in favor of the transaction.

NEW YORK, NEW YORK — September 14, 2021 — Soaring Eagle Acquisition Corp. (the “Company” or “Soaring Eagle”) (Nasdaq: SRNGU, SRNG, SRNGW) announced today that its business combination (the “Business Combination”) with Ginkgo Bioworks, Inc. (“Ginkgo”) was overwhelmingly approved in a shareholder vote held this morning, with 75% of shareholders participating in the vote and 97% voting in favor of the combination. Upon the closing of the Business Combination (the “Closing”), Ginkgo Bioworks expects to receive $1.633 billion of gross proceeds, including $775 million in committed funding from a PIPE plus approximately $858 million from the Soaring Eagle trust account.

Subject to the satisfaction or waiver of the other customary closing conditions, Soaring Eagle anticipates completing its domestication to Delaware on September 15, 2021 and closing the Business Combination on September 16, 2021. In connection with the Closing, the Company will change its name to Ginkgo Bioworks Holdings, Inc. and the combined company’s shares of Class A common stock and public warrants are expected to trade on the New York Stock Exchange beginning on September 17, 2021 under the ticker symbols “DNA” and “DNA.WS,” respectively.

Ginkgo Bioworks is building the world’s leading horizontal platform for cell programming. Companies across numerous industries use Ginkgo’s platform to find more effective, environmentally friendly ways to create products including food ingredients, fragrances, cosmetics, medicines, and more. By enabling the design of organisms that can produce valuable biological products, Ginkgo helps accelerate the development of innovative, bio-based solutions to the world’s most pressing challenges.

Ginkgo recently announced breakthrough improvements in production of a key material used in mRNA vaccine manufacturing with partner Aldevron, and commercial scale production of the rare cannabinoid CBG with partner Cronos Group. In addition to its cell programming work, Ginkgo last year launched Concentric by Ginkgo, the company’s public health and biosecurity initiative, to provide a response to the COVID-19 pandemic. Since then, Concentric has built a turnkey solution which is being used by states, cities, and school districts to enable universal testing in K-12 schools across the country.

“Ginkgo Bioworks sits at the intersection of technology and life sciences and has built a platform for cell programming that will transform the way products are made across markets,” said Harry Sloan, Chairman and CEO of Soaring Eagle. “It has been a privilege to get to know the team at Ginkgo and we are proud to support this next leg of their journey as a public company, where they will be capitalized to quickly make an impact in this field.”

“Ginkgo seeks to make programming the DNA of cells as easy as programming computers. Our platform benefits from scale and the proceeds from this transaction will help Ginkgo expand our platform to better serve our customers and become the industry standard across all biotechnology end-markets,” said Jason Kelly, CEO and co-founder of Ginkgo. “The partnership between the Soaring Eagle team and Dr. Arie Belldegrun has combined world-class capital markets and therapeutics experience and we look forward to welcoming both Harry and Arie onto the board.”

About Soaring Eagle Acquisition Corp.

Soaring Eagle Acquisition Corp. is a special purpose acquisition company founded by Harry E. Sloan, Jeff Sagansky, and Eli Baker for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

ADDITIONAL LEGAL INFORMATION

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination between Ginkgo and Soaring Eagle. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Soaring Eagle’s securities, (ii) the risk that the transaction may not be completed by Soaring Eagle’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Soaring Eagle, (iii) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger, (v) the effect of the announcement or pendency of the transaction on Ginkgo business relationships, performance, and business generally, (vi) risks that the proposed transaction disrupts current plans of Ginkgo and potential difficulties in Ginkgo employee retention as a result of the proposed transaction, (vii) the outcome of any legal proceedings that may be instituted against Ginkgo or against Soaring Eagle related to the agreement and plan of merger or the proposed transaction, (viii) the ability to maintain the listing of Soaring Eagle’s securities on Nasdaq and the listing of the post-Business Combination company’s securities on The New York Stock Exchange, (ix) volatility in the price of Soaring Eagle’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xi) the risk of downturns in demand for products using synthetic biology. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors’’ section of Soaring Eagle’s proxy statement/prospectus relating to the transaction, and in Soaring Eagle’s other filings with the Securities and Exchange Commission. Soaring Eagle and Ginkgo caution that the foregoing list of factors is not exclusive. Soaring Eagle and Ginkgo caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Soaring Eagle nor Ginkgo undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

MEDIA CONTACTS:

Jeff Pryor / jeff@prioritypr.net

Press@ginkgobioworks.com

INVESTOR CONTACTS:

investors@ginkgobioworks.com

investors@eagleequityptnrs.com